SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the registrant                      / X /

Filed by a party other than the registrant     /   /

Check the appropriate box:

/   /     Preliminary proxy statement


/ X /     Definitive proxy statement


/ X /     Definitive additional materials

/   /     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

OPPENHEIMER MULTI-GOVERNMENT TRUST
- - ------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)

OPPENHEIMER MULTI-GOVERNMENT TRUST
- - ------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/ X /     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or
          14a-6(j)(2).

/   /     $500 per each party to the controversy pursuant to Exchange
          Act Rule 14a-6(i)(3).

/   /     Fee Computed on table below per Exchange Act Rules 14a
          -6(i)(4) and 0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1

(4)     Proposed maximum aggregate value of transaction:

/   /     Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, schedule or registration statement no.:

(3)     Filing Party:

(4)     Date Filed:

- - --------------------
1 - Set forth the amount on which the filing fee is calculated and state how it was determined.

YOUR SHAREHOLDER VOTE IS IMPORTANT!

        Your prompt response can save your Fund money.

        Please vote by signing and mailing your proxy ballot (this card) in the enclosed self-addressed envelope today, no matter how many shares you own. A majority of the Fund's shares must be represented in person or by proxy. Please vote your proxy so your Fund can avoid the expense of another mailing.

        (Street name accounts only:) If your shares are held of record by your broker on your behalf, the New York Stock Exchange Rules provide that if instructions are not received from you by the 10th day before the meeting, the proxy may be given at the discretion of the record holder.
If you return your proxy after that date, we will follow your instructions provided they are received prior to the meeting.

(Reverse side:)
Your prompt response can save your Fund the expense of another mailing.

Please mark your proxy on the reverse side, date and sign it, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

                                                              May, 1994

Your vote counts...


Dear Oppenheimer Multi-Government Trust Shareholder:

        We have scheduled a shareholder meeting for June 20, 1994 to consider and vote upon some important items for your Fund. A notice of the meeting and a proxy statement detailing these matters are enclosed. Your Board of Trustees, which represents you in matters regarding your Fund, recommends approval of the items now being submitted to shareholders for a vote.

How do you vote?

        No matter how large or small your investment, your vote is important, so please review the proxy statement carefully. To cast your vote, simply mark, sign and date the enclosed proxy ballot and return it in the postage-paid envelope today.

What are the items?

    * Election of Trustees. There are six nominees for Trustees up for election. A brief statement of the Trustees' names and background is included for your information.

    * Ratification of Auditors. Your approval is required on the appointment of the independent auditing firm that reviews the financial statements of your Fund.

    * Change In Certain Fundamental Investment Policies. Currently, a shareholder vote would be required to change the fundamental policies which limit investment in U.S. and foreign government securities. Approval of this proposal will give your Fund's managers greater flexibility to take advantage of investment opportunities by allowing the Trustees to change these policies without a shareholder vote.

        If you have questions regarding these items, please contact your financial advisor or call us at 1-800-525-7048.

                                             Sincerely,


                                             Jon S. Fossel


P.S. Casting your vote is quick and easy, so please take a moment to complete the proxy ballot.

OPPENHEIMER MULTI-GOVERNMENT TRUST

Two World Trade Center, New York, New York 10048-0203

Notice Of Annual Meeting Of Shareholders
To Be Held June 20, 1994

To The Shareholders of
Oppenheimer Multi-Government Trust:

        Notice is hereby given that an Annual Meeting of the Shareholders of Oppenheimer Multi-Government Trust (the "Fund") will be held at 3410 South Galena Street, Denver, Colorado 80231, at 2:00 P.M., Denver time, on
Monday, June 20, 1994, or any adjournments thereof (the "Meeting"), for the following purposes:

  (1) To elect four Trustees in Class A and two Trustees in Class B to hold office until the term of such classes shall expire in 1997 and 1995, respectively, or until their successors are elected and shall qualify;

  (2) To ratify the selection of KPMG Peat Marwick as the independent certified public accountants and auditors of the Fund for the fiscal year commencing November 1, 1993 (Proposal No. 1);

  (3) To approve changing the Fund's fundamental investment policies with respect to investment in U.S. government securities and investment in foreign government securities to non-fundamental investment policies (Proposal No. 2); and

  (4) To transact such other business as may properly come before the Meeting or any adjournments thereof.

        Shareholders of record at the close of business on April 26, 1994 are entitled to vote at the Meeting. The election of Trustees and the Proposals are more fully discussed in the Proxy Statement. Please read it carefully before telling us, through your proxy or in person, how you wish your shares to be voted. The Board of Trustees of the Fund recommends a vote to elect each of its nominees as Trustee and in favor of each Proposal. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.

                                     By Order of the Board of Trustees,



                                     Andrew J. Donohue, Secretary
May 12, 1994

Shareholders who do not expect to attend the Meeting are requested to indicate voting instructions on the enclosed proxy and to date, sign and return it in the accompanying postage-paid envelope. To avoid unnecessary expense and duplicate mailings, we ask your cooperation in promptly mailing your proxy no matter how large or small your holdings may be.

OPPENHEIMER MULTI-GOVERNMENT TRUST

Two World Trade Center, New York, New York 10048-0203

PROXY STATEMENT

Annual Meeting Of Shareholders
To Be Held June 20, 1994


This Proxy Statement is furnished to the shareholders of Oppenheimer Multi-Government Trust (the "Fund") in connection with the solicitation by the Fund's Board of Trustees of proxies to be used at an Annual Meeting of Shareholders to be held at 3410 South Galena Street, Denver, Colorado 80231, at 2:00 P.M., Denver time, on June 20, 1994, or any adjournments thereof (the "Meeting"). It is expected that the mailing of this Proxy Statement will be made on or about May 12, 1994. Financial statements covering the operations of the Fund for the fiscal year ended October 31, 1993 were mailed to all persons who were shareholders of record on October 31, 1993 and simultaneously with the mailing of this Proxy Statement will be mailed to persons who became shareholders between October 31, 1993 (the record date for the mailing of that Annual Report) and the record date for the Meeting.

The enclosed proxy, if properly executed and returned, will be voted (or counted as an abstention or withheld from voting) in accordance with the choices specified thereon, and will be included in determining whether there is a quorum to conduct the Meeting. The proxy will be voted in favor of the nominees for Trustee named in this Proxy Statement unless a choice is indicated to withhold authority to vote for all listed nominees or any individual nominee. The proxy will be voted in favor of each Proposal unless a choice is indicated to vote against or to abstain from voting on that Proposal. Shares owned of record by broker-dealers for the benefit of their customers ("street account shares") will be voted by the broker-dealer based on instructions received from its customers. If no instructions are received, the broker-dealer may (if permitted under applicable stock exchange rules), as record holder, vote such shares in the same proportion as that broker-dealer votes street account shares for which voting instructions were timely received. If a shareholder executes and returns a proxy but fails to indicate how the votes should be cast, the proxy will be voted in favor of the election of each of the nominees named herein for Trustee and in favor of each Proposal.

The proxy may be revoked at any time prior to the voting by: (1) writing to the Secretary of the Fund at Two World Trade Center, New York, New York 10048-0203; (2) attending the Meeting and voting in person; or (3) signing and returning a new proxy (if returned and received in time to be voted).

The cost of the preparation and distribution of these proxy materials is an expense of the Fund. In addition to the solicitation of proxies by mail, proxies may be solicited by officers or employees of the Fund's investment adviser, Oppenheimer Management Corporation (the "Adviser"), personally or by telephone or telegraph; any expenses so incurred will also be borne by the Fund. Brokers, banks and other fiduciaries may be required to forward soliciting material to their principals and to obtain authorization for the execution of proxies. For those services they will be reimbursed by the Fund for their out-of-pocket expenses.

Shares Outstanding and Entitled to Vote. As of April 26, 1994, the record date, there were 6,615,505 shares of the Fund issued and outstanding. All shares of the Fund have equal voting rights as to the election of Trustees and as to each Proposal described herein, and the holders of shares are entitled to one vote for each share (and a fractional vote for a fractional share) held of record at the close of business on the record date. As of the record date, no person owned of record or was known by the management of the Fund to be the beneficial owner of 5% or more of the outstanding shares of the Fund.

ELECTION OF TRUSTEES

The membership of the Fund's Board of Trustees is classified into staggered three-year terms. At the Meeting, four Trustees in Class A are to be elected for a three year term, as described below, or until their respective successors shall be duly elected and shall have qualified. In addition, two Trustees in Class B are to be elected at the Meeting for a one year term, as described below, or until their respective successors shall be duly elected and shall have qualified. The persons named as attorneys-in-fact in the enclosed proxy have advised the Fund that unless a proxy instructs them to withhold authority to vote for all listed nominees or any individual nominee, all validly executed proxies will be voted by them for the election of the nominees named below as Trustees of the Fund. The proxies being solicited hereby cannot be voted for more than six nominees.


Each of the Class A nominees, Leon Levy, Leo Cherne, Edmund T. Delaney and Clayton K. Yeutter, is presently a Trustee and has been previously elected by shareholders of the Fund. Each of the Class B nominees, Robert G. Galli and Edward V. Regan, has been recently appointed as a Trustee by the Fund's Board of Trustees and, in connection therewith, has not been elected by shareholders of the Fund. Each nominee has agreed to be nominated and to serve as a Trustee. Class A Trustees to be elected at the Meeting shall serve as such for a three year term, or until their respective successors shall be duly elected and shall have qualified, and constitute the first class of the Board. The second class of the Board consists of Messrs. Galli, Lipstein, Randall, Regan and Reynolds and the third class of the Board consists of Ms. Moynihan, Ms. Trigere and Messrs. Robbins and Spiro, whose terms expire in 1995 and 1996, respectively.

Each of the nominees and other Trustees is also a trustee or director of Oppenheimer Fund, Oppenheimer Global Fund, Oppenheimer Global Bio-Tech Fund, Oppenheimer Global Environment Fund, Oppenheimer Global Growth & Income Fund, Oppenheimer Special Fund, Oppenheimer Time Fund, Oppenheimer Target Fund, Oppenheimer Tax-Free Bond Fund, Oppenheimer Gold & Special Minerals Fund, Oppenheimer New York Tax-Exempt Fund, Oppenheimer California Tax-Exempt Fund, Oppenheimer Multi-State Tax-Exempt Trust, Oppenheimer Asset Allocation Fund, Oppenheimer Mortgage Income Fund, Oppenheimer Discovery Fund, Oppenheimer Money Market Fund, Inc., Oppenheimer Multi-Sector Income Trust and Oppenheimer U.S. Government Trust (together with the Fund, the "New York OppenheimerFunds"). Mr. Spiro is President of the Fund and of each of the other New York OppenheimerFunds.

        The nominees and other Trustees indicated below by an asterisk are "interested persons" (as that term is defined in the Investment Company Act of 1940, as amended, hereinafter referred to as the "Investment Company Act") of the Fund due to the positions indicated with the Adviser or its affiliates or other positions described. The year given below indicates when the nominees and the other Trustees first became a trustee or director of any of the New York OppenheimerFunds without a break in service. If any of the nominees should be unable to accept nomination or election, it is the intention of the persons named as attorneys-in-fact in the enclosed proxy to vote such proxy for the election of such other person or persons selected and nominated by disinterested Trustees as the Board of Trustees may, in its discretion, recommend. As of April 26, 1994, Edmund T. Delaney and Sidney M. Robbins, each a Trustee, beneficially owned 300 shares and 500 shares, respectively, of the Fund. Benjamin Lipstein, a Trustee, disclaims beneficial ownership of the 1,069 shares of the Fund held as of April 26, 1994 by his wife, Rosalind Lipstein. Except for the foregoing, no other Trustee and no officers of the Fund beneficially owned any shares of the Fund as of April 26, 1994.


Name and Other Information:
Leon Levy
  first became a
  Trustee or Director
  in 1959
  Age: 68

Business Experience During the Past Five Years:
General Partner of Odyssey Partners, L.P. (investment partnership); Chairman of Avatar Holdings, Inc. (real estate development).

Term Currently Expires:  1994

Name and Other Information:
Leo Cherne
  first became a
  Trustee or Director
  in 1982
  Age: 81

Business Experience During the Past Five Years:
Chairman Emeritus of the International Rescue Committee (philanthropic organization); formerly Executive Director of The Research Institute of America.

Term Currently Expires:  1994

Name and Other Information:
Edmund T. Delaney
  first became a
  Trustee or Director
  in 1959
  Age: 80

Business Experience During the Past Five Years:
Attorney-at-law; formerly a member of the Connecticut State Historical Commission and Counsel to Copp, Berall & Hempstead (a law firm).

Term Currently Expires:  1994

Name and Other Information:
Clayton K. Yeutter
  first became a
  Trustee or Director
  in 1992
  Age: 63

Business Experience During the Past Five Years:
Of Counsel to Hogan & Hartson (a law firm); a director of B.A.T. Industries, Ltd. (tobacco and financial services), Caterpillar, Inc. (machinery), ConAgra, Inc. (food and agricultural products), FMC Corp. (chemicals and machinery), Lindsay Manufacturing Co. and Texas Instruments, Inc. (electronics); formerly (in descending chronological order) Deputy Chairman, Bush/Quayle Presidential Campaign; Counsellor to the President (Bush) for Domestic Policy; Chairman of the Republican National Committee; Secretary of the U.S. Department of Agriculture; and U.S. Trade Representative, Executive Office of the President.

Term Currently Expires:  1994

Class B

Name and Other Information:
Robert G. Galli*
 first became a
 Trustee or Director
 in 1993
 Age: 60


Business Experience During the Past Five Years:
Vice Chairman of the Adviser; Vice President and Counsel of Oppenheimer Acquisition Corp. ("OAC"), the Adviser's parent holding company; formerly held the following positions: a director of the Adviser and Oppenheimer Funds Distributor, Inc. (the "Distributor"); Vice President and a director of HarbourView Asset Management Corporation ("Harbourview") and Centennial Asset Management Corporation ("Centennial"), investment adviser subsidiaries of the Adviser; a director of Shareholder Financial Services, Inc. ("SFSI") and Shareholder Services, Inc. ("SSI"), transfer agent subsidiaries of the Adviser; an officer of other OppenheimerFunds; and Executive Vice President and General Counsel of the Adviser and the Distributor.

Term Currently Expires:  1995

Name and Other Information:
Benjamin Lipstein
  first became a
  Trustee or Director
  in 1974
  Age: 71

Business Experience During the Past Five Years:
Professor Emeritus of Marketing, Stern Graduate School of Business Administration, New York University.

Term Currently Expires:  1995

Name and Other Information:
Kenneth A. Randall
  first became a
  Trustee or Director
  in 1980
  Age: 66

Business Experience During the Past Five Years:
A director of Northeast Bancorp, Inc. (bank holding company), Dominion Resources, Inc. (electric utility holding company), and Kemper Corporation (insurance and financial services company); formerly Chairman of the Board of ICL Inc. (information systems).

Term Currently Expires:  1995

Name and Other Information:
Edward V. Regan
 first became a
 Trustee or Director
 in 1993
 Age:  63


Business Experience During the Past Five Years:
President of Jerome Levy Economics Institute; a member of the U.S. Competitiveness Policy Council; a director of GranCare, Inc. (health care provider); formerly New York State Comptroller and a trustee, New York State and Local Retirement Fund.

Term Currently Expires:  1995

Name and Other Information:
Russell S. Reynolds, Jr.
  first became a
  Trustee or Director
  in 1989
  Age: 62


Business Experience During the Past Five Years:
Founder Chairman of Russell Reynolds Associates, Inc. (executive recruiting); Chairman of Directors Publication, Inc. (consulting and publishing); a trustee of Mystic Seaport Museum, International House, Greenwich Historical Society and Greenwich Hospital.

Term Currently Expires:  1995

Class C

Name and Other Information:
Elizabeth Moynihan
  first became a
  Trustee or Director
  in 1992
  Age: 64

Business Experience During the Past Five Years:
Author and architectural historian; a trustee of the American Schools of Oriental Research, the Freer Gallery of Art (Smithsonian Institution), the Institute of Fine Arts (New York University) and the Preservation League of New York State; a member of the Indo-U.S. Sub-Commission on Education and Culture.

Term Currently Expires:  1996

Name and Other Information:
Sidney M. Robbins
  first became a
  Trustee or Director
  in 1963
  Age: 82

Business Experience During the Past Five Years:
Chase Manhattan Professor Emeritus of Financial Institutions, Graduate School of Business, Columbia University; Visiting Professor of Finance, University of Hawaii; a director of The Korea Fund, Inc. and The Malaysia Fund, Inc. (closed-end investment companies); a member of the Board of Advisors of Olympus Private Placement Fund, L.P.; Professor Emeritus of Finance, Adelphi University.

Term Currently Expires:  1996

Name and Other Information:
Donald W. Spiro*
  first became a
  Trustee or Director
  in 1985
  Age: 68

Business Experience During the Past Five Years:
Chairman Emeritus and a director of the Adviser; formerly Chairman of the Adviser and the Distributor.

Term Currently Expires:  1996

Name and Other Information:
Pauline Trigere
  first became a
  Trustee or Director
  in 1977
  Age: 81


Business Experience During the Past Five Years:
Chairman and Chief Executive Officer of Trigere,
Inc. (design and sale of women's fashions).

Term Currently Expires:  1996
_____________________________
* A Trustee who is an "interested person" of the Fund under the Investment Company Act.

Vote Required. An affirmative vote of the holders of a majority of the shares of the Fund represented in person or by proxy and entitled to vote at the Meeting is required for the election of a nominee as Trustee. The Board of Trustees recommends a vote for the election of each nominee.


Functions of the Board of Trustees. The primary responsibility for the management of the Fund rests with the Board of Trustees. The Trustees meet regularly to review the activities of the Fund and the Adviser, which is responsible for the Fund's day-to-day operations. Six regular meetings of the Trustees were held in the fiscal year ended October 31, 1993 and all of the Trustees, other than Mr. Cherne and Ms. Trigere, were present for at least 75% of the meetings held during the time he or she was a Trustee. The Trustees of the Fund have appointed an Audit Committee, comprised of Messrs. Randall (Chairman), Robbins (Vice Chairman) and Cherne, none of whom is an "interested person" (as that term is defined in the Investment Company Act) of the Adviser or the Fund. The functions of the Audit Committee include (i) making recommendations to the Board concerning the selection of independent auditors for the Fund (subject to shareholder ratification); (ii) reviewing the methods, scope and results of audits and the fees charged; (iii) reviewing the adequacy of the Fund's internal accounting procedures and controls; and (iv) establishing a separate line of communication between the Fund's independent auditors and its independent Trustees. The Audit Committee met five times during the fiscal year ended October 31, 1993 and all members, other than Mr. Cherne, attended at least 75% of the meetings held during this period. The Board of Trustees does not have a standing nominating or compensation committee.


Remuneration of Trustees and Officers. Mr. Spiro, the other officers of the Fund listed below and Mr. Galli are affiliated with the Adviser and receive no salary or fee from the Fund. The Fund currently pays the Trustees other than Messrs. Spiro and Galli a fee varying from $912 to $3,861 for serving as Trustee, or as Chairman or a member of one or more committees of the Board. During the Fund's fiscal year ended October 31, 1993, the Trustees' fees and expenses aggregated $16,233. In addition, the Fund has adopted a retirement plan that provides for payment to a retired independent Trustee of up to 80% of the average compensation paid during that Trustee's five years of service in which the highest compensation was received. A Trustee must serve in that capacity for any of the New York OppenheimerFunds for at least 15 years in order to be eligible for the maximum payment. No Trustee has retired since the adoption of the plan and, accordingly, no payments have been made by the Fund under the plan. During the fiscal year ended October 31, 1993, the Fund accrued $1,879 for retirement plan benefits for its independent Trustees under the plan.

Officers of the Fund. Each officer of the Fund is elected by the Trustees to serve an annual term. Information is given below about the Fund's executive officers who are not Trustees of the Fund, including their business experience during the past five years. Messrs. Bishop, Bowen, Donohue, Farrar and Zack serve in a similar capacity with the other New York OppenheimerFunds.

Thomas P. Reedy, Vice President and Portfolio Manager; Age: 32.
     Vice President of the Adviser; an officer of other OppenheimerFunds; formerly a Securities Analyst for the Adviser.

Ashwin Vasan, Vice President and Portfolio Manager; Age: 31.
     Vice President of the Adviser; an officer of other OppenheimerFunds; formerly a Securities Analyst for the Adviser, prior to which he was a Securities Analyst for Citibank, N.A.

Andrew J. Donohue, Secretary; Age: 43.
     Executive Vice President and General Counsel of the Adviser and the Distributor; an officer of other OppenheimerFunds; formerly: Senior Vice President and Associate General Counsel of the Adviser and the Distributor; Partner in Kraft & McManimon (a law firm); an officer of First Investors Corporation (a broker-dealer) and First Investors Management Company, Inc. (broker-dealer and investment adviser); and director and an officer of First Investors Family of Funds and First Investors Life Insurance Company.

George C. Bowen, Treasurer; Age 57.
     Senior Vice President and Treasurer of the Adviser; Vice President and Treasurer of the Distributor and HarbourView; Senior Vice President, Treasurer, Assistant Secretary and a director of Centennial; Vice President, Treasurer and Secretary of SSI and SFSI; an officer of other OppenheimerFunds; formerly Senior Vice President/Comptroller and Secretary of Oppenheimer Asset Management Corporation, a former investment advisory subsidiary of the Adviser.

Robert G. Zack, Assistant Secretary; Age 45.
     Senior Vice President and Associate General Counsel of the Adviser; Assistant Secretary of SSI and SFSI; an officer of other
     OppenheimerFunds.

Robert Bishop, Assistant Treasurer; Age 35.
     Assistant Vice President of the Manager/Mutual Fund Accounting; an officer of other OppenheimerFunds; previously a Fund Controller for the Adviser, prior to which he was an Accountant for Resolution Trust Corporation and previously an Accountant and Commissions Supervisor for Stuart James Company Inc., a broker-dealer.


Scott Farrar, Assistant Treasurer; Age:  28.
     Assistant Vice President of the Adviser/Mutual Fund Accounting; an officer of other OppenheimerFunds; previously a Fund Controller for the Adviser, prior to which he was an International Mutual Fund Supervisor for Brown Brothers Harriman & Co., a bank, and previously a Senior Fund Accountant for State Street Bank & Trust Company, before which he was a sales representative for Central Colorado Planning.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
(Proposal No. 1)

The Investment Company Act requires that independent certified public accountants and auditors ("auditors") be selected annually by the Board of Trustees and that such selection be ratified by the shareholders at the next-convened annual meeting of the Fund, if one is held. The Board of Trustees of the Fund, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Fund or the Adviser, at a meeting held October 6, 1993, selected KPMG Peat Marwick ("Peat Marwick") as auditors of the Fund for the fiscal year beginning November 1, 1993. Peat Marwick also serves as auditors for certain other funds for which the Adviser acts as investment adviser. At the Meeting, a resolution will be presented for the shareholders' vote to ratify the selection of Peat Marwick as auditors. Representatives of Peat Marwick are not expected to be present at the Meeting but will be available should any matter arise requiring their presence. The Board of Trustees recommends approval of the selection of Peat Marwick as auditors of the Fund.

APPROVAL OF CHANGING THE FUND'S FUNDAMENTAL
INVESTMENT POLICIES WITH RESPECT TO INVESTMENT
IN U.S. GOVERNMENT SECURITIES AND INVESTMENT IN
FOREIGN GOVERNMENT SECURITIES TO
NON-FUNDAMENTAL INVESTMENT POLICIES
(Proposal No. 2)

The Fund currently has certain investment policies with respect to its investment in debt instruments issued or guaranteed by the U.S. Government, its agencies or instrumentalities ("U.S. Government Securities") or by foreign governments, their political subdivisions, agencies or instrumentalities, including supranational entities ("Foreign Government Securities"). These investment policies have been designated as "fundamental" policies, which are policies that may not be changed without the requisite shareholder approval as described below.

As a matter of fundamental investment policy, the Fund is required to invest at least 65% of its total assets in U.S. Government Securities and Foreign Government Securities. Further, as a matter of fundamental policy, the Fund must invest at least 50% of its total assets in U.S. Government Securities, and may not make any purchase that will cause 25% or more of its total assets to be invested in Foreign Government Securities (the foregoing 50%/25% limitations referred to as the "Government Investment Policies"). The Board believes that, without changing the foregoing 65% limitation and the Fund's investment emphasis on government securities, it would be desirable to provide the Fund the flexibility to change the Government Investment Policies in the future, as market, economic and other conditions warrant, without having to undergo the expense and delays inherent in having to obtain shareholder approval for such changes. If the Proposal is approved, it is the intention of the Fund's Board of Trustees to adopt the Government Investment Policies as non-fundamental investment policies and to adopt the following changes: (i) the required 50% minimum investment in U.S. Government Securities would be reduced to a minimum investment of 30% of the Fund's total assets and (ii) the 25% limitation on investment in Foreign Government Securities would be replaced with the non-fundamental policy that the Fund not invest more than 25% of its total assets in Foreign Government Securities and foreign corporate securities of any one country (other than the United States).

At a meeting of the Fund's Board of Trustees, the Trustees, including a majority of the independent Trustees, determined that there was no legal or operational requirement that the Government Investment Policies be fundamental, and that the best interests of the Fund would be served by allowing greater flexibility in changing those policies in response to market, economic and other conditions. Therefore, the Trustees (including a majority of the independent Trustees) approved and recommended, subject to shareholder approval, that the Government Investment Policies be replaced with non-fundamental policies that could be changed by the Adviser in consultation with and approval by the Trustees without having to seek the approval of shareholders, because of the delays and expense to the Fund entailed in seeking such shareholder approval.


If the Proposal is approved by shareholders and the Board implements the changes described above, the Fund would be permitted to increase its investment in Foreign Government Securities and reduce its holdings of U.S. Government Securities. Although the yields on Foreign Government Securities tend to be higher than on U.S. Government Securities, and the potential for higher long term returns increases if such investments are made, there is the increased credit risk potential that the foreign government issuers may not be able to make interest or principal payments on the securities as they become due. Securities issued or guaranteed by the U.S. Government are subject to little, if any, credit risk assuming they are backed by the full faith and credit of the U.S. Government, its agencies or instrumentalities. Further, investment in Foreign Government Securities involves other risks not applicable to investment in U.S. Government Securities, including changes in foreign currency rates, exchange control regulations, foreign taxes, delays in settlement transactions, changes in governmental economic or monetary policy in the U.S. or abroad, or other political and economic factors.

Vote Required. The affirmative "vote of a majority of the outstanding voting securities" (as such term is defined in the Investment Company Act) of the Fund is required for approval of this Proposal. The requirements for such majority vote under the Investment Company Act are the vote of the holders of the lesser of (i) 67% or more of the voting securities present or represented by proxy at the shareholder meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities. If this Proposal is not approved, the Government Investment Policies will remain "fundamental" and will not be changed as described herein. The Board of Trustees recommends a vote in favor of approving this Proposal.


ADDITIONAL INFORMATION

The Adviser. Subject to the authority of the Board of Trustees, the Adviser is responsible for the day-to-day management of the Fund's business. The Adviser is a wholly-owned subsidiary of OAC, a holding company controlled by Massachusetts Mutual Life Insurance Company ("MassMutual"). MassMutual is located at 1295 State Street, Springfield, Massachusetts 01111. OAC acquired the Adviser on October 22, 1990 (the "Acquisition Date"). As indicated below, the common stock of OAC is owned by (i) certain officers and/or directors of the Adviser, (ii) MassMutual and (iii) another investor. No institution or person holds 5% or more of OAC's outstanding common stock except Donald W. Spiro (5.24%) and MassMutual. MassMutual has engaged in the life insurance business since 1851. It is the nation's twelfth largest life insurance company by assets and has an A.M. Best Co. rating of "A+".

The common stock of OAC is divided into three classes. At December 31, 1993, MassMutual held (i) all of the 2,160,000 shares of Class A voting stock, (ii) 317,854 shares of Class B voting stock, and (iii) 350,063 shares of Class C non-voting stock. This collectively represented 74.1% of the outstanding common stock and 84.9% of the voting power of OAC as of December 31, 1993. Certain officers and/or directors of the Adviser as a group held (i) 821,455 shares of the Class B voting stock, representing 21.5% of the outstanding common stock and 12.6% of the voting power, and (ii) options acquired without cash payment which, when they become exercisable, allow the holders to purchase up to 706,150 shares of Class C non-voting stock. That group includes persons who serve as officers of the Fund and two of whom (Messrs. Donald W. Spiro and Robert
G. Galli) serve as Trustees of the Fund. Holders of OAC Class B and Class C common stock may put (sell) their shares and vested options to OAC or MassMutual at a formula price (based on earnings of the Adviser). MassMutual may exercise call (purchase) options on all outstanding shares of both such classes of common stock and vested options at the same formula price, according to a schedule that will commence on September 30, 1995. Since October 1, 1992, certain officers and/or directors of the Adviser (i) sold 295,354 shares of Class B OAC common stock to MassMutual at the formula price, and (ii) surrendered to OAC 436,053 stock appreciation rights issued in tandem with the Class C OAC options. Cash payments aggregating $32,729,119 have or will be made by OAC or MassMutual to such persons (including Messrs. Spiro and Galli, identified above) as follows: one-third of the amount due (i) within 30 days of the transaction, (ii) by the first anniversary following the transaction (with interest), and (iii) by the second anniversary following the transaction (with interest). On December 15, 1993, MassMutual purchased its 350,063 shares of Class C OAC stock from OAC for $17,751,718.

As part of the acquisition of the common stock of OAC, MassMutual also purchased approximately $45 million of subordinated notes of a subsidiary of OAC; the notes are now an obligation of the Adviser. In addition to the purchase of such notes, MassMutual holds warrants issued by OAC exercisable over the life of the notes which will allow MassMutual to purchase shares of Class C common stock representing approximately 15.4% of the common stock of OAC on a fully diluted basis.

The Adviser and its affiliates act as investment advisers to investment companies having combined net assets of more than $27 billion as of December 31, 1993, and having more than 1.8 million shareholder accounts. A consolidated statement of financial condition of the Adviser as of December 31, 1993 is included in this Proxy Statement as Exhibit A.

The names and principal occupations of the executive officers and directors of the Adviser are as follows: Jon S. Fossel, Chairman, Chief Executive Officer and a director; Bridget A. Macaskill, President and a director; Donald W. Spiro, Chairman Emeritus and a director; Robert G. Galli and James C. Swain, Vice Chairmen of the Adviser; Samuel Freedman, Jr., a director; Robert C. Doll, Jr. and O. Leonard Darling, Executive Vice Presidents; Tilghman G. Pitts III, Executive Vice President and a director; Andrew J. Donohue, Executive Vice President and General Counsel; Kenneth C. Eich, Executive Vice President and Chief Financial Officer; George C. Bowen, Senior Vice President and Treasurer; Victor Babin, Loretta McCarthy, Robert Patterson, Nancy Sperte, Arthur Steinmetz, Ralph Stellmacher and Robert G. Zack, Senior Vice Presidents. The address of Messrs. Bowen, Eich, Freedman and Swain is 3410 South Galena Street, Denver, Colorado 80231. The address of all other officers and directors is Two World Trade Center, New York, New York 10048-0203, which is also the address of the Adviser and OAC.

Investment Advisory Agreement. The Fund has an Investment Advisory Agreement with the Adviser dated October 22, 1990 (the "Agreement"). The Agreement was submitted to and approved by the Fund's shareholders at a meeting held October 1, 1990, because the acquisition of the Adviser by OAC on October 22, 1990 terminated the previous investment advisory agreement. The Agreement continues in effect from year to year unless terminated, but only so long as such continuance is approved annually in accordance with the Investment Company Act. At a meeting held on December 9, 1993, the Fund's Board of Trustees, including a majority of the independent Trustees, approved the renewal of the Agreement until December 31, 1994. At the time of such approval, Messrs. Spiro and Galli were shareholders of OAC, the parent of the Adviser. Under the Agreement, the Adviser supervises the investment operations of the Fund and the composition of its portfolio and furnishes the Fund advice and recommendations with respect to investments, investment policies and the purchase and sale of securities. The management fee payable to the Adviser is computed and paid weekly at an annual rate of 0.65% of 1.0% of the net assets of the Fund at the end of that week. The combined advisory fee and administrative fee (see "Administrator", below) is higher than management fees and/or administrative fees paid by most other investment companies. The Fund paid the Adviser management fees of $363,058 for the fiscal year ended October 31, 1993.

The Agreement requires the Adviser, at its expense, to provide the Fund with adequate office space, facilities and equipment as well as to provide assistance in the supervision of the activities of all administrative and clerical personnel required to provide effective administration for the Fund (other than as contracted by the Fund pursuant to the Administration Agreement, discussed below), including the compilation and maintenance of records with respect to its operations, the preparation and filing of specified reports, and the composition of proxy materials and registration statements for the continuous public sale of shares of the Fund. Expenses not expressly assumed by the Adviser under the Agreement are paid by the Fund. The Agreement lists examples of expenses paid by the Fund, the major categories of which relate to interest, taxes, brokerage commissions, fees to certain Trustees, payments under the Fund's Administration Agreement, exchange listing fees, legal and audit expenses, custodian, dividend paying agent, registrar and transfer agent fees and expenses, share certificate issuance costs, certain printing and registration costs, non-recurring expenses, including litigation, and fees and expenses of listing and maintaining the listing of the Fund's shares on The New York Stock Exchange. The Agreement contains no expense limitation.

The Agreement provides that the Adviser is not liable for any loss sustained by the Fund by reason of any good faith error or omission in connection with any matter to which the Agreement relates, except a loss resulting by reason of the Adviser's willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the Agreement. The Agreement permits the Adviser to act as investment adviser for any other person, firm or corporation and to use the name "Oppenheimer" in connection with any of its activities. If the Adviser shall no longer act as investment adviser to the Fund, the right of the Fund to use the name "Oppenheimer" as part of its name may be withdrawn.

The Agreement may be terminated by the Adviser or the Fund at any time without penalty on giving 60 days' written notice; any such termination by the Fund must be directed or approved by the vote of a majority of all Trustees of the Fund in office at the time or by the "vote of a majority of the outstanding voting securities" (as defined in the Investment Company Act) of the Fund. The Agreement automatically terminates in the event of "assignment" (as defined in the Investment Company Act).

The Adviser performs certain accounting services for the Fund for an annual fee of $18,000, plus out-of-pocket costs and expenses reasonably incurred.

Portfolio Transactions. Under the Agreement, the Adviser renders all services to the Fund in connection with the purchase, sale or trade of securities for the Fund's portfolio. As most purchases made by the Fund are principal transactions at net prices, the Fund does not incur
substantial brokerage costs.   The Fund deals directly with the selling
or purchasing principal or market maker without incurring charges for the services of a broker-dealer on its behalf unless it is determined that a better price or execution may be obtained by utilizing the services of a broker-dealer. Purchases of portfolio securities from underwriters include a commission or concession paid by the issuer to the underwriter, and purchases from broker-dealers include a spread between the bid and asked price. The Fund seeks to obtain prompt execution of orders at the most favorable net prices.

The Agreement contains provisions relating to the selection of brokers and dealers for the Fund's portfolio transactions. The Adviser may use such broker-dealers as may, in its best judgment based on all relevant factors, implement the policy of the Fund to obtain "best execution" (as defined in the Agreement) at reasonable expense. Under the Agreement, the Adviser has no duty or obligation to seek advance competitive bidding for the most favorable commission rate or to select any broker-dealer on the basis of its purported or "posted" commission rates but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Fund for its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the Board of Trustees and the provisions of the Agreement. The Adviser may also consider sales of shares of funds managed by the Adviser or its affiliates as a factor in the selection of brokers.

Transactions may be directed to brokers or dealers for their execution and research services, on which no dollar value can be placed. The research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Adviser and its affiliates, and investment research for the commissions of these other accounts may be useful both to the Fund and one or more of such other accounts. Such research, which may be supplied by a third party at the instance of a broker or a dealer, includes information on particular companies and industries as well as market, economic or institutional activity areas. It serves to broaden the scope and supplement the research activities of the Adviser, to make available additional views for consideration and comparisons, and to enable the Adviser to obtain market information for the valuation of securities held in the Fund's portfolio. The Board of Trustees has permitted the Adviser to use concessions on fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions. The commissions paid to any one broker may be higher than another qualified broker would have charged, if a good faith determination is made by the Adviser that the commission is reasonable in relation to the services provided. No dollar value can be or is required to be placed on the brokerage services provided by the brokers selected by the Adviser and there is no formula under which any of them are entitled to the allocation of a particular amount of commissions. The Board of Trustees of the Fund, including the independent Trustees, annually reviews information furnished by the Adviser relative to the commissions paid to brokers furnishing such services in an effort to ascertain that the amount of such commissions was reasonably related to the value or benefit of such services. The Fund did not pay brokerage commissions during the fiscal year ended October 31, 1993.

Subject to the provisions of the Agreement, allocations of the Fund's brokerage commissions for its portfolio transactions are made by portfolio managers under the supervision of executive officers of the Adviser. The Fund pays a brokerage commission each time it writes a call or put, purchases a call or put, effects a closing transaction, or purchases or sells a security on the exercise of a call or put. Such option commissions may be higher on a relative basis than those which would apply
to direct purchases and sales of portfolio securities.   When the Fund
engages in an option transaction, ordinarily the same broker-dealer will be used for the purchase or sale of the option and any transactions in the securities to which the option relates. When orders to purchase or sell the same security on identical items are placed by more than one of the funds managed by the Adviser or its affiliates, the transactions are averaged as to price and allocated as to amount in accordance with daily purchase or sale orders actually placed for each fund. It is recognized that in some cases this procedure could have a detrimental effect on the price or volume of such securities as far as the Fund is concerned. In other cases, however, it is believed that the ability of the Fund to participate in volume transactions will produce better execution for the Fund. Such orders are combined when possible for the purpose of negotiating brokerage commissions.


The Administrator. Mitchell Hutchins Asset Management Inc., an affiliate of Paine Webber Incorporated, serves as the Fund's Administrator pursuant to an Administration Agreement between the Fund and the Administrator (the "Administration Agreement"). Services provided by the Administrator to the Fund relate to compliance and administrative functions, including the preparation and dissemination of reports to shareholders and the Securities and Exchange Commission, filing the Fund's tax returns, establishing and monitoring its accounting policies, processing its bills, determining and arranging for notice of the Fund's dividends and distributions, disseminating the Fund's proxy materials and overseeing tabulation of proxy ballots, reviewing the provision of services to the Fund by its independent public accountants, custodian, transfer agent and accounting agent and making available an employee selected to serve as a Fund officer. Under the Administration Agreement, the Fund pays the Administrator a fee computed and paid weekly at the annual rate of 0.20% of the Fund's net assets at the end of the week. The Administration Agreement is subject to the same termination provisions as the Agreement. During the fiscal year ended October 31, 1993, the Fund paid the Administrator administration fees of $111,769.


The Transfer, Shareholder Servicing and Dividend Paying Agent. SFSI, a subsidiary of the Adviser, acts as primary transfer agent, shareholder servicing agent and dividend paying agent for the Fund. Fees paid to SFSI are based on the number of shareholder accounts and the number of shareholder transactions, plus out-of-pocket costs and expenses. The Fund incurred approximately $58,799 in expenses for the fiscal year ended October 31, 1993 for services provided by SFSI. United Missouri Trust Company of New York acts as co-transfer agent and co-registrar with SFSI to provide such services as SFSI may request.

RECEIPT OF SHAREHOLDER PROPOSALS

Any shareholder who wishes to present a proposal for action at the next annual meeting of shareholders and who wishes to have it set forth in a proxy statement and identified in the form of proxy prepared by the Fund must notify the Fund in such a manner so that such notice is received by the Fund by November 19, 1994 and in such form as is required under the rules and regulations promulgated by the Securities and Exchange Commission.

OTHER BUSINESS

Management of the Fund knows of no business other than the matters specified above that will be presented at the Meeting. Since matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as may properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the persons named as attorneys-in-fact in the proxy to vote the proxy in accordance with their judgment on such matters.

                      By Order of the Board of Trustees,


                      Andrew J. Donohue, Secretary

May 12, 1994

                                                        Exhibit A

INDEPENDENT AUDITORS' REPORT


Oppenheimer Management Corporation:

We have audited the accompanying consolidated statement of financial condition of Oppenheimer Management Corporation and subsidiaries as of December 31, 1993. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated statement of financial condition presents fairly, in all material respects, the financial position of Oppenheimer Management Corporation and subsidiaries at December 31, 1993 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for income taxes to conform with Statement of Financial Accounting Standards No. 109.



DELOITTE & TOUCHE




Denver, Colorado
February 16, 1994

OPPENHEIMER MANAGEMENT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1993

ASSETS                                                            NOTES

CURRENT ASSETS:
        Cash                                                $ 31,940,116
        Investments in money market
          mutual funds                                        26,850,605
        Investments in managed mutual funds                    4,981,458
        Investments in Zero Coupon U.S.
   Treasuries Trust, at market                                 3,897,237
        Accounts receivable:
          Brokers and dealers                  2              49,538,320
   Managed mutual funds                       2,3             11,433,524
               Affiliated companies                              100,495
               Income taxes                                   13,902,237
               Other                                           4,471,131
        Other current assets                                   2,124,857
                                                              -------------

Total current assets                                         149,239,980
                                                            -----------------
PROPERTY AND EQUIPMENT - Less
  accumulated depreciation and
  amortization of $8,169,031                                   8,896,837
                                                             -----------------

OTHER ASSETS:
        Intangible assets, net                  1            113,445,572
        Deferred sales commissions                            54,452,051
        Deferred charges                                       1,550,484
        Other                                                  1,607,387
                                                              ----------------

Total other assets                                            171,055,494
                                                             ------------------
TOTAL                                                        $329,192,311

LIABILITIES AND SHAREHOLDER'S EQUITY
                                                NOTES
CURRENT LIABILITIES:
  Accounts payable and accrued
    expenses                                              $ 33,866,353
  Subscriptions payable to managed
    mutual funds                                  2         71,371,285
        Payable to brokers and dealers            2          9,483,935
        Current portion of long-term debt        5,6        17,463,094
                                                            ------------

Total current liabilities                                    132,184,667
                                                            --------------

LONG-TERM LIABILITIES:
  Deferred income taxes                             4         15,447,486
        Senior debt                                 5         59,781,186
        Subordinated notes                          6         44,450,000
                                                             -------------
Total liabilities                                            251,863,339
                                                             ---------------

COMMITMENTS                                         1,8

SHAREHOLDER'S EQUITY:                               5,7
        Preferred stock - nonvoting;
               $10 par value; 392,461 shares
               authorized; 25,141 shares
               issued and outstanding                            251,410
        Common Stock - voting; $.10 par
               value; 229,246 shares authorized;
               179,658 shares issued and
               outstanding                                        17,966
        Additional paid-in capital                            49,241,234
        Retained earnings                                     27,818,362
                                                            ---------------
Total shareholder's equity                                   77,328,972
                                                            -----------------

TOTAL                                                       $329,192,311


See notes to consolidated statement of financial condition.

OPPENHEIMER MANAGEMENT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1993

1.      THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

        Oppenheimer Management Corporation (OMC) and its subsidiaries (collectively, the "Company") are engaged in the business of organizing, promoting, and managing registered investment companies (hereafter referred to as "mutual funds").

        OMC owns all the outstanding stock of Oppenheimer Funds Distributor, Inc., Shareholder Services, Inc. (SSI), HarbourView Asset Management Corporation, Centennial Asset Management Corporation, Oppenheimer Partnership Holdings, Inc., and Shareholder Financial Services, Inc. OMC is a wholly-owned subsidiary of Oppenheimer Acquisition Corporation (OAC), which is controlled by Massachusetts Mutual Life Insurance Company and senior management of OMC.

        Principles of Consolidation - The accompanying consolidated statement of financial condition includes the accounts of OMC and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

        Investments in Money Market Mutual Funds - The Company invests available cash in money market mutual funds managed by the Company. The investments are recorded at cost which equals market.

        Investments in Managed Mutual Funds - The Company owns shares of stock in several of the mutual funds it manages. The shares are purchased at their respective net asset values. The resulting investments are recorded at cost which approximates market.

        Investments in Zero Coupon U.S. Treasuries Trust - The Company is the Sponsor for the Oppenheimer Zero Coupon U.S. Treasuries Trust and has undertaken to maintain a secondary market for units in the Trust.
        The investments are carried at market.

        Property and Equipment - Property and equipment is recorded at cost. Equipment depreciation expense is provided over the assets' estimated useful lives on the straight-line method. Leasehold improvements are amortized on the straight-line method over the remaining terms of the lease agreements.

     Intangible Assets - Intangible assets at December 31, 1993, are as follows:
                                                                                Less
                                            Useful                           Accumulated               Net
                                            Lives           Cost             Amortization           Book Value
                                       -----------       -----------         ------------           -----------
Debt Issuance Costs                       7 years       $  5,535,450         $ (2,999,400)          $  2,536,050
Management Contracts                      7 years         38,600,000          (18,840,667)            19,759,333
Goodwill                                 25 years        100,766,565          (11,671,455)            89,095,110
Other                                  4-10 years          4,385,906           (2,330,827)             2,055,079
                                                         -----------          ------------            ----------
                                                        $149,287,921         $(35,842,349)          $113,445,572

     Deferred Sales Commissions - Sales commissions paid to brokers and dealers in connection with sales of shares of certain mutual funds are charged to deferred sales commissions and amortized over six years. Early withdrawal charges received by the Company from redeeming shareholders reduce unamortized deferred sales commissions.

     Stock Appreciation Rights - OAC has granted certain stock appreciation rights relating to OAC's stock to certain employees of OMC. During 1993, OMC recorded $21,603,294 relating to these stock appreciation rights as a credit to additional paid-in capital.

     Income Taxes - OAC files a consolidated federal income tax return which includes the Company. Income taxes are recorded as if the Company files on a separate return basis. During 1993 the Company was required to adopt Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. The asset and liability method prescribed by Statement 109 results in deferred tax assets and liabilities being recorded for the differences between the book and tax basis relating to the Company's assets and liabilities.

     The Company adopted Statement 109 in 1993 and has elected to restate prior years beginning with the 1990 period. The effect of this restatement on prior years has been reflected in retained earnings as of December 31, 1992.


2. TRANSACTIONS WITH BROKERS AND DEALERS

     The Company acts as general distributor for the sale and distribution of shares of several mutual funds. In this capacity, the Company records a receivable when it issues confirmations of all accepted purchase orders to the originating brokers and dealers; at the same time, the Company records a liability to the mutual funds equal to the net asset value of all shares subject to such confirmations. This liability must be paid to the mutual funds within 11 business days unless the trade is canceled. If the originating broker or dealer fails to make timely settlement of its purchase order under the terms of its dealer agreement with the Company, the Company may cancel the purchase order and, at the Company's risk, hold responsible the originating broker or dealer.

     When brokers and dealers place share redemption orders with a fund's distributor, the Company records a receivable from the mutual funds equal to the net asset value of all shares redeemed; at the same time the Company records a corresponding liability payable to the originating brokers.

3.   RELATED PARTIES

     The following is a summary of the significant balances, transactions and relationships with affiliated companies and other related parties as of December 31, 1993:

     Officers and Directors of the Company; Shareholders of OAC - Several officers and directors of the Company and shareholders of OAC are also officers and directors or trustees of the mutual funds managed and distributed by the Company.

     Transfer Agents - SSI and Oppenheimer Shareholder Services (OSS), a division of OMC, act as transfer and shareholder servicing agents for the mutual funds managed by the Company and others. Amounts charged to managed mutual funds are based on costs incurred on behalf of the mutual funds pursuant to service agreements between SSI or OSS and the mutual funds. SSI also acts as transfer agent for certain mutual funds not managed by the Company, and amounts charged to those funds are based on fees set by contracts with the respective mutual funds.

     The receivable from managed mutual funds includes $2,466,000 resulting from transfer agency fees and expenditures made on behalf of the mutual funds at December 31, 1993.

4.   INCOME TAXES

     As discussed in note 1, the Company adopted Statement 109 in 1993 and has applied the provisions of the Statement retroactively to 1990. The principal effect of this change in accounting for income taxes related to the remeasurement of the 1990 acquisition of Maximum Holdings, Inc. and resulted in the recording of goodwill in the amount of $13,800,000 and deferred taxes payable in the same amount. In addition, retained earnings at December 31, 1992 was increased by $2,001,702 to reflect the effects of the restatement as of that date.

     Deferred tax assets of $20,165,000 have been recorded in the accompanying financial statements. These amounts primarily relate to the benefit associated with certain state tax loss carryforwards and compensation not deductible for tax purposes until paid. A valuation allowance has not been recorded with respect to this deferred tax asset. Deferred tax liabilities of $35,612,000 have also been recorded. These amounts relate primarily to the current deduction, for tax purposes, of deferred sales commissions which are amortized over six years for book purposes and the difference in book and tax basis relating to certain management contracts.

     The Company has certain net operating loss carryforwards relating to various states. If not used in the interim, these losses will generally expire on December 31, 2008.

5.   SENIOR DEBT

     At December 31, 1993, the Company has outstanding $77.2 million of Senior Debt borrowed from five banks. This amount is comprised of a term loan of $23.7 million due September 30, 1997 and $53.5 million outstanding on a $75 million revolving credit. The revolving credit is subject to annual renewal, and, if not renewed, is repayable in four annual installments. The debt bears interest at the Company's election at the rate for Eurodollar deposits plus 1 1/2% or the higher of the prime rate, plus 1/2% or the federal funds rate plus 1/2%. The credit agreement contains covenants requiring certain minimum financial tests and restrictions on capital expenditures, investments, indebtedness and dividends. At December 31, 1993, the Company was in compliance with the terms of the credit agreement. In addition, the banks have also received a pledge of the shares of the Company's subsidiaries and guarantees of certain subsidiaries. Borrowings under the credit agreement are collateralized by certain assets of the Company.

     The mandatory principal repayment schedule for the term loan is as follows (000's):
                                            1994      $ 10,000
                                            1995        12,000
                                            1996         1,700
                                                      --------
                                                      $ 23,700
                                                       =======

     The credit agreement has certain provisions whereby specified amounts of excess cash flow on a semi-annual basis, as defined in the agreement, must be applied to reduce the outstanding loan balance. There are no prepayment penalties.

     The Company has entered into interest rate swap agreements whereby certain banks have agreed to pay the Company interest on a floating rate (Eurodollar) basis and the Company has agreed to pay the banks interest on a fixed rate basis. At December 31, 1993, the Company has fixed an interest rate of 10.00% on $29,000,000 of the Senior Debt. The interest rate swap agreements mature December 31, 1994.

     The Company is exposed to credit loss in the event of non-performance by the other parties to the interest rate swap agreements; however, the Company does not anticipate non-performance by the counterparties. Based on borrowing rates currently available to the Company for senior and subordinated loans with similar terms, maturities and prepayment options, the Company estimates that the fair value of its interest bearing debt and the related interest rate swap agreements is $124.6 million as compared to the carrying amount shown on the balance sheet of $121.7 million.


6.   SUBORDINATED NOTES

     Pursuant to a Note Agreement as amended and restated as of November 24, 1992 (the Note Agreement), the Company issued to a group of insurance companies owned by Massachusetts Mutual Life Insurance Company, $44,450,000 face amount of Subordinated Notes (Notes) due October 31, 2000. The Notes are subordinated to the Senior Debt obligations, (see
     Note 5). The Notes require semi-annual interest payments at a rate of 14% on October 31 and April 30 of each year. The Company may make optional prepayments of Notes, with a penalty, beginning November 1, 1995. The Note Agreement contains covenants requiring certain minimum financial tests and restrictions on capital expenditures, investments, indebtedness and dividends. At December 31, 1993, the Company was in compliance with the terms of the Note Agreement.

     The mandatory principal repayment schedule for the Notes is as follows (000's):
                                             1998      $14,800
                                             1999       14,825
                                             2000       14,825
                                                       -------
                                                       $44,450
                                                        ======

7.   SHAREHOLDER'S EQUITY

     The following table summarizes the various series and classes of preferred and common stocks that are authorized, issued and outstanding as of December 31, 1993:

                                                                          Shares
                                                                               Issued and
                                                             Authorized        Outstanding         Amount
     Preferred stock - non-voting;
      $10 par value:
        Series A - $15.00 non-cumulative,
          non-convertible                                        1,350
        Series B - $1.50 non-cumulative,
          non-convertible                                      186,500
        Series C - $1.00 cumulative,
          non-convertible                                       12,150           12,150          $121,500
        Series D - $.60 cumulative,
          convertible:
            Class A                                            161,523
            Class B                                             30,938           12,991           129,910
                                                                ---------        ---------      ---------
     Total                                                     392,461           25,141          $251,410
                                                               =======          =======           =======


     Common stock - voting; $.10
      par value:
        Common shares                                         212,461           162,873          $ 16,287
        Class A common shares                                  16,785            16,785             1,679
                                                             ------------       ----------        -------

     Total                                                    229,246           179,658          $ 17,966
                                                              =======           =======           =======

     The outstanding preferred shares are redeemable, at the option of the Company, at $10 per share plus all accrued and unpaid dividends. In the event of dissolution or liquidation, the preferred shareholders are entitled to receive these same amounts before any distributions are made to the common shareholder. The Series D Preferred Shares are convertible, at the option of the shareholder, into common shares on a one-for-one basis.


8.   COMMITMENTS

     Leases - The Company rents office space and certain computer and other equipment under leases expiring during the next 15 years. At December 31, 1993, the aggregate minimum annual rentals under noncancelable operating leases were as follows:


                               Years Ending
                               December 31
                               ------------

                                 1994                 $ 6,237,568
                                 1995                   4,406,666
                                 1996                   3,513,503
                                 1997                   2,573,471
                                 1998                   2,223,802
                                 Thereafter            10,660,288
                                                      -----------
                                                      $29,615,298
                                                      ===========

OPPENHEIMER MULTI-GOVERNMENT TRUST
PROXY FOR ANNUAL SHAREHOLDERS MEETING TO BE HELD JUNE 20, 1994

Your shareholder vote is important!


Your prompt response can save your Fund the expense of another mailing.


Please mark your proxy on the reverse side, date and sign it, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.


Please detach at perforation before mailing.

- - -------------------------------------------------------------------------

Oppenheimer Multi-Government Trust
Proxy for Annual Shareholders Meeting to be held June 20, 1994


The undersigned shareholder of Oppenheimer Multi-Government Trust (the "Fund") does hereby appoint Robert Bishop, George C. Bowen, Andrew J. Donohue and Scott Farrar, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Fund to be held June 20, 1994, at 3410 South Galena Street, Denver, Colorado, 80231 at 2:00 P.M., Denver time, and at all adjournments thereof, and to vote the shares held in the name of the undersigned on the record date for said meeting for the election of Trustees and on the Proposals specified on the reverse side. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.


PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES, WHICH RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR TRUSTEE AND FOR EACH PROPOSAL ON THE REVERSE SIDE. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED ON THE REVERSE SIDE OR FOR IF NO CHOICE IS INDICATED.

Oppenheimer Multi-Government Trust/Proxy for Annual Shareholders Meeting to be held June 20, 1994


Your shareholder vote is important!
Your prompt response can save your Fund money.


Please vote, sign and mail your proxy ballot (this card) in the enclosed postage-paid envelope today, no matter how many shares you own. A majority of the Fund's shares must be represented in person or by proxy. Please vote your proxy so your Fund can avoid the expense of another mailing.


Please detach at perforation before mailing.

- - -------------------------------------------------------------------------
1.   Election of Trustees

     A) L. Cherne                               D) L. Levy
     B) E. Delaney                              E) E. Regan
     C) R. Galli                                F) C. Yeutter


     ____     FOR all nominees                  ____  WITHHOLD AUTHORITY
     listed except as marked to                       to vote for all
     the contrary at left.                            nominees listed at left.
     Instruction: To withhold
     authority to vote for any
     individual nominee, line
     out that nominee's name
     at left.


2. Ratification of selection of KPMG Peat Marwick as independent auditors (Proposal No. 1)

     FOR____          AGAINST____               ABSTAIN____


3. Approval of changing the Fund's fundamental investment policies with respect to investment in U.S. government securities and investment in foreign government securities to non-fundamental investment policies (Proposal No. 2)


     FOR____          AGAINST____               ABSTAIN____


                      Dated:  ___________________________, 1994
                              (Month)               (Day)

                              ___________________________________
                              Signature(s)

                              ___________________________________
                              Signature(s)

                      Please read both sides of this ballot.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as custodian, attorney, executor, administrator, trustee, etc., please give your full title as such. All joint owners should sign this proxy. If the account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on behalf of such entity and give his or her title.